CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of SunAmerica Series Trust of our report dated March 30, 2020, relating to the financial statements and financial highlights, which appear in each of the funds' (as listed in Attachment I) Annual Report on Form N-CSR for the period ended January 31, 2020. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Houston, Texas

April 28, 2020

Attachment I

SunAmerica Series Trust

SA AB Growth Portfolio (1)

SA AB Small & Mid Cap Value Portfolio (1)

SA BlackRock VCP Global Multi Asset Portfolio (2)

SA Columbia Technology Portfolio (1)

SA DFA Ultra Short Bond Portfolio (1)

SA Dogs of Wall Street Portfolio (1)

SA Emerging Markets Equity Index Portfolio (3)

SA Federated Corporate Bond Portfolio (1)

SA Fidelity Institutional AM® International Growth Portfolio (4)

SA Fidelity Institutional AM® Real Estate Portfolio (1)

SA Fixed Income Index Portfolio (2)

SA Fixed Income Intermediate Index Portfolio (2)

SA Franklin Small Company Value Portfolio (1)

SA Franklin US Equity Smart Beta Portfolio (5)

SA Global Index Allocation 60/40 Portfolio (3)

SA Global Index Allocation 75/25 Portfolio (3)

SA Global Index Allocation 90/10 Portfolio (3)

SA Goldman Sachs Global Bond Portfolio (1)

SA Goldman Sachs Multi-Asset Insights Portfolio (2)

SA Index Allocation 60/40 Portfolio (2)

SA Index Allocation 80/20 Portfolio (2)

SA Index Allocation 90/10 Portfolio (2)

SA International Index Portfolio (2)

SA Invesco Growth Opportunities Portfolio (1)

SA Invesco VCP Equity-Income Portfolio (2)

SA Janus Focused Growth Portfolio (1)

SA JPMorgan Diversified Balanced Portfolio (1)

SA JPMorgan Emerging Markets Portfolio (1)

SA JPMorgan Equity-Income Portfolio (1)

SA JPMorgan Global Equities Portfolio (1)

SA JPMorgan MFS Core Bond Portfolio (1)

SA JPMorgan Mid-Cap Growth Portfolio (1)

SA Large Cap Growth Index Portfolio (3)

SA Large Cap Index Portfolio (2)

SA Large Cap Value Index Portfolio (3)

SA Legg Mason BW Large Cap Value Portfolio (1)

SA Legg Mason Tactical Opportunities Portfolio (2)

SA MFS Blue Chip Growth Portfolio (1)

SA MFS Massachusetts Investors Trust Portfolio (1)

SA MFS Total Return Portfolio (1)

SA Mid Cap Index Portfolio (2)

SA Morgan Stanley International Equities Portfolio (1)

SA Oppenheimer Main Street Large Cap Portfolio (1)

SA PIMCO VCP Tactical Balanced Portfolio (2)

SA PineBridge High-Yield Bond Portfolio (1)

SA Putnam International Growth and Income Portfolio (1)

SA Schroders VCP Global Allocation Portfolio (2)

SA Small Cap Index Portfolio (2)

SA T. Rowe Price Asset Allocation Growth Portfolio (2)

SA T. Rowe Price VCP Balanced Portfolio (2)

SA Templeton Foreign Value Portfolio (1)

SA VCP Dynamic Allocation Portfolio (2)

SA VCP Dynamic Strategy Portfolio (2)

SA VCP Index Allocation Portfolio (2)

SA WellsCap Aggressive Growth Portfolio (1)

(1)The statements of assets and liabilities, including the portfolios of investments, as of January 31, 2020, the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period ended January 31, 2020, including the related notes, and the financial highlights for each of the five years in the period ended January 31, 2020

(2)The statements of assets and liabilities, including the portfolios of investments, as of January 31, 2020, the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period ended January 31, 2020, including the related notes, and the financial highlights for each of the periods indicated therein

(3)The statements of assets and liabilities, including the portfolios of investments, as of January 31, 2020, the related statements of operations for the year then ended, the statement of changes in net assets, including the related notes, and the financial highlights for the year ended January 31, 2020 and for the period May 1, 2018 (commencement of operations) through January 31, 2019

(4)The statements of assets and liabilities, including the portfolios of investments, as of January 31, 2020, the related statements of operations and changes in net assets, including the related notes, and the financial highlights for the period May 1, 2019 (commencement of operations) through January 31, 2020

(5)The statements of assets and liabilities, including the portfolios of investments, as of January 31, 2020, the related statements of operations and changes in net assets, including the related notes, and the financial highlights for the period October 7, 2019 (commencement of operations) through January 31, 2020

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